Exhibit 10.3

EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT
Amendment No. 1 to Credit Agreement dated as of June 27, 2018 (this “Amendment”) between ALTISOURCE S.À R.L., a private limited liability company (société à responsabilité limitée) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 40, Avenue Monterey, L-2163, Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies register (Registre de commerce et des sociétés, Luxembourg) under number B-189519 (the “Borrower”), the Lenders party hereto constituting the Required Lenders (as defined in the Credit Agreement referred to below) and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).
Reference is made to the Credit Agreement, dated as of April 3, 2018 (the “Credit Agreement”) by and among the Borrower, Altisource Portfolio Solutions S.A. (“Holdings”), the lenders from time to time party thereto and the Administrative Agent.
WHEREAS, the Borrower and the Administrative Agent have consented, pursuant to Section 10.01 of the Credit Agreement, to amend the Credit Agreement as herein provided to cure an inconsistency therein; and
WHEREAS, the Borrower and the Required Lenders have consented, pursuant to Section 10.01 of the Credit Agreement, to amend the Credit Agreement to limit the aggregate amount of open market purchases of the Term Loans by Holdings and the Borrower that may be applied to Scheduled Repayments of the Term Loans in direct order of maturity.
Accordingly, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01     Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended by and after giving effect to this Amendment (the “Amended Credit Agreement”).
ARTICLE II
AMENDMENTS TO THE CREDIT AGREEMENT
Section 2.01     Amendment. Section 10.06(f)(i) of the Credit Agreement is hereby replaced in its entirety as follows:
“(i) any Term Loans so acquired shall be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled, and (x) any Term Loans so acquired in a cumulative aggregate principal amount not in excess of $8,000,000 shall be applied in accordance with Section 2.07(b)(iii) and (y) any Term Loans so acquired in a cumulative aggregate principal amount in excess of $8,000,000 shall not change the scheduled amortization of the Term Loans required by Section 2.07, except to reduce the amount outstanding and due and payable on the applicable Term Facility Maturity Date (and such reduction, for the avoidance of doubt, shall only apply, on a non-pro-rata basis, to the Term Loans that are the subject of such assignment (provided that, for the avoidance of doubt, such reduction shall apply on a pro rata basis to the Term Loans of the same class and tranche that are held by the applicable assigning Term Lender));”
ARTICLE III
CONDITIONS TO EFFECTIVENESS
Section 3.01     Conditions to Effectiveness of this Amendment. This Amendment and each of the amendments to the Credit Agreement contained herein shall become effective on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent.
Section 3.02     Effects of this Amendment.
(a)    On the Amendment Effective Date, the Credit Agreement will be automatically amended to reflect the amendments thereto provided for in this Amendment. The rights and obligations of the parties hereto shall be governed (i) prior to the Amendment Effective Date, by the Credit Agreement and (ii) on and after the Amendment Effective Date, by the Amended Credit Agreement. Once the Amendment Effective Date has occurred, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and all references to the Credit Agreement in any document, instrument, agreement, or writing shall be deemed to refer to the Amended Credit Agreement.
(b)    Other than as specifically provided herein, this Amendment shall not operate as a waiver or amendment of any right, power or privilege of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document or of any other term or condition of the Credit Agreement or any other Loan Document.
(c)    For the purpose of Luxembourg law (including article 1278 of the Luxembourg Civil Code), the provisions of any Security Document governed by Luxembourg law and the first ranking security interests created thereunder shall continue in full force and effect and shall be preserved for the benefit of the Collateral Agent. The first ranking security interests created under any Security Document governed by Luxembourg law shall secure the Obligations, as resulting from the Loan Documents and the Credit Agreement (as amended, supplemented, restated, extended or novated (in each case, however fundamentally and of whatsoever nature) from time to time in the past or in the future).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.01     Representations and Warranties of the Borrower. In order to induce the Required Lenders and the Administrative Agent to enter into this Amendment, the Borrower represents and warrants, as of the Amendment Effective Date, that: (a) the Borrower has all requisite power and authority to enter into this Amendment; (b) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of the Borrower; (c) this Amendment has been duly executed and delivered by the Borrower and is the legally valid and binding obligation the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights or by equitable principles relating to enforceability; and (d) no Default or Event of Default has occurred and is Continuing or would result from the Amendment.

ARTICLE V
MISCELLANEOUS
Section 5.01     Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
Section 5.02     Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 5.03     Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. The provisions of Sections 10.15 and 10.16 of the Credit Agreement shall apply to this Amendment mutatis mutandis.
Section 5.04     Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the effectiveness hereof, the Amended Credit Agreement).
[Signature Pages Follow]

IN WITNESS WHEREOF, the signatories hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:	ALTISOURCE S.À R.L. By: /s/ Kevin Wilcox Name: Kevin Wilcox Title: Manager

[Amendment No. 1]

ADMINISTRATIVE AGENT:	MORGAN STANLEY SENIOR FUNDING, INC. By: /s/ Wissam Kairouz Name: Wissam Kairouz Title: Authorized Signatory

[Amendment No. 1]

REQUIRED LENDERS:	[On file with the Administrative Agent]

[Amendment No. 1]